Exhibit 99.1

Investor Relations Contact:	Dave Armstrong
Phone:	(812) 962-5059

Media Contact:	Eva Schmitz
Phone:	(812) 962-5011

FOR IMMEDIATE RELEASE

Accuride Corporation Reports Results for 2006

Net Sales increased by 9.7% on a pro forma basis

Adjusted EBITDA increased by 7.2% on a pro forma basis

Net debt reduced by $116.8 million

EVANSVILLE, Ind. — March 6, 2007 — Accuride Corporation (NYSE: ACW), a leading manufacturer and supplier of commercial vehicle components, today announced its financial results for the fourth quarter 2006 and twelve months ended December 31, 2006.

The Company reported results of $344.9 million in net sales for the fourth quarter of 2006 compared to $297.7 million for the fourth quarter of 2005, an increase of 15.9%.  This expansion was primarily the result of continued robust demand in the commercial vehicle industry and the partial pass-through of rising raw material costs.

For the twelve months ended December 31, 2006, net sales were $1,408.2 million compared to $1,229.3 million for the same twelve-month period in 2005.  Net sales in 2006 of $1,408.2 million increased 9.7% compared to pro forma net sales of $1,283.6 million during the same period in 2005.  The Company acquired Transportation Technologies Industries, Inc. (“TTI”) in late January 2005, and pro forma results account for the Company’s acquisition as if it occurred on January 1, 2005.

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Net income was $14.3 million, or $0.41 per diluted share, for the fourth quarter of 2006 compared to $14.9 million, or $0.43 per diluted share, for the fourth quarter of 2005, a decrease of 4.0%.  Net income for the fourth quarter of 2006 included a $10.4 million increase in revenue from a resolution of a commercial dispute with a customer, which was offset by pre-tax costs of $0.5 million related to SFAS No. 123(R), $10.2 million in accelerated depreciation expense related to light steel wheel assets, $3.4 million in restructuring and pension curtailment costs associated with a reduction in the employee workforce at the London, Ontario facility and $0.2 million in costs related to other non-operating and non-recurring items.  Net income for the fourth quarter of 2005 included pre-tax costs of $0.1 million in fees related to the secondary stock offering completed in October 2005 and $1.1 million in costs related to other non-operating and non-recurring items.

Net income for 2006 was $65.1 million, or $1.88 per diluted share, compared to 2005 net income of $51.2 million, or $1.70 per diluted share.  2006 net income increased by 24.2% when compared to 2005 pro forma net income of $52.4 million.  Net income for 2006 included a $10.4 million increase in revenue from a resolution of a commercial dispute with a customer, which was offset by pre-tax costs of $1.5 million related to SFAS No. 123(R), $1.4 million in losses from the sale of the facility in Columbia, Tennessee, a $2.3 million impairment charge related to tooling assets at the Piedmont, Alabama, facility, $16.3 million in accelerated depreciation expense related to light steel wheel assets, $3.4 million in restructuring and pension curtailment costs associated with a reduction in the employee workforce at the London, Ontario facility and $0.7 million in costs related to other non-operating and non-recurring items.  Pro forma net income for 2005 included pre-tax costs of $20.0 million related to refinancing costs and a loss on extinguishment of debt, $0.8 million in fees related to the secondary stock offering completed in October 2005 and $1.8 million in costs related to other non-operating and non-recurring expenses.

Adjusted EBITDA was $58.4 million for the fourth quarter of 2006, compared to an Adjusted EBITDA of $47.4 million for the same quarter in 2005.  For full year 2006, Adjusted EBITDA was $217.1 million compared to $202.5 million pro forma Adjusted EBITDA for the same period in 2005, an increase of 7.2%.  The purpose and reconciliation of Adjusted EBITDA for the Company to the most directly comparable GAAP measure is set forth in the accompanying schedules.

“We were able to drive strong top-line growth in 2006,” said Terry Keating, Accuride’s Chairman and CEO.  “Demand was so great, however, that many of our plants operated at peak capacity throughout the year, which, when coupled with rising economic costs, caused our margins to be negatively impacted.  During the fourth quarter, margins began to expand toward more normalized levels, as our efforts to counter these challenges began to hit the bottom line.”

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Liquidity and Cash Flow

As of December 31, 2006, the Company had cash of $110.2 million and total debt of $642.7 million for net debt of $532.5 million, a reduction of $38.5 million during the quarter and $116.8 million during the year.  For the fourth quarter of 2006, cash from operating activities was $54.1 million and capital expenditures totaled $17.4 million, resulting in free cash flow of $36.7 million compared to $20.9 million of free cash flow in the fourth quarter of 2005.  For the twelve months ended December 31, 2006, cash from operating activities was $151.0 million and capital expenditures totaled $42.2 million, resulting in free cash flow of $108.8 million.

Outlook

“Looking forward to 2007, we believe the year will be very challenging with Class 8 production expected to decline by approximately 35% to 45%.  However, we have a very experienced management team and will continue to focus on managing our costs and maximizing profitability and cash flow,” added Keating.  “Further, we have spent considerable time evaluating a number of initiatives that will improve our future profitability and growth.  These efforts will set the stage for a stronger Accuride as we move into 2008 when ACT Research is forecasting Class 8 production levels to be over 270,000 units followed by an estimated all-time high build rate of over 380,000 units in 2009.”

Based on North American Class 8 production of 200,000 to 235,000 units and Class 5-7 production of 200,000 to 205,000 units, the Company expects Adjusted EBITDA for 2007 to be in the range of $115 million to $135 million.  The Company also expects 2007 free cash flow to be in the range of $35 million to $50 million.

The Company will conduct a conference call to review its 2006 fourth quarter and fiscal year-end results on Tuesday, March 6, 2007, at 10:00 a.m. Central Time.  The phone number to access the conference call is (866) 578-5801 in the United States, or (617) 213-8058 internationally, access code 96912776.  A replay will be available beginning March 6, 2007, at 12:00 p.m. Central Time, to March 13, 2007, by calling (888) 286-8010 in the United States, or (617) 801-6888 internationally, access code 68263148.  The financial results for the three-month and twelve-month period ended December 31, 2006, will also be archived at http://www.accuridecorp.com.

Accuride Corporation is one of the largest and most diversified manufacturers and suppliers of commercial vehicle components in North America.  Accuride’s products include commercial vehicle wheels, wheel-end components and assemblies, truck body and chassis parts, seating assemblies and other commercial vehicle components.  Accuride’s products are marketed under its brand names, which include Accuride, Gunite, Imperial, Bostrom, Fabco and Brillion.  For more information, visit Accuride’s website at http://www.accuridecorp.com.

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Forward-looking statements

Statements contained in this news release that are not purely historical are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the Company’s expectations, hopes, beliefs and intentions on strategies regarding Accuride’s future results.  It is important to note that the Company’s actual future results could differ materially from those projected in such forward-looking statements because of a number of factors, including but not limited to, market demand in the commercial vehicle industry, general economic, business and financing conditions, labor relations, governmental action, competitor pricing activity ,expense volatility and other risks detailed from time to time in the Company’s Securities and Exchange Commission filings.

The unaudited pro forma consolidated statement of operations has been adjusted to give effect to the acquisition of TTI and related financings as if these events occurred on January 1, 2005.  The unaudited pro forma financial data is for informational purposes only and does not purport to present what our results of operations and financial condition would have been had the acquisition and related financing actually occurred on these earlier dates, nor does it project our results of operations for any future period or our financial condition in the future.  In addition, the pro forma adjustments, as described herein, may differ from preliminary estimates when the respective transactions occurred.

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ACCURIDE CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

	Historical Results
	Three Months Ended December 31,		Twelve Months Ended December 31,
(in thousands except per share data)	2006	2005(1)	2006	2005(1)
NET SALES	$344,887	$297,744	$1,408,155	$1,229,311
COST OF GOODS SOLD	299,027	250,995	1,211,258	1,028,175
GROSS PROFIT	45,860	46,749	196,897	201,136
OPERATING EXPENSES:
Selling, general and administrative	14,046	13,347	53,458	51,601
INCOME FROM OPERATIONS	31,814	33,402	143,439	149,535
OTHER INCOME (EXPENSE):
Interest income	1,089	134	1,976	556
Interest expense	(13,766)	(11,637)	(52,886)	(51,686)
Refinancing costs and loss on extinguishment of debt	—	—	—	(19,987)
Equity in earnings of affiliate	93	77	621	455
Other income (expense)—net	(267)	307	602	565
INCOME BEFORE INCOME TAXES	18,963	22,283	93,752	79,438
INCOME TAX PROVISION	4,643	7,401	28,619	28,209
NET INCOME	$14,320	$14,882	$65,133	$51,229
Weighted average common shares outstanding—basic	34,682	33,806	34,280	29,500
Basic income per share	$0.41	$0.44	$1.90	$1.74
Weighted average common shares outstanding—diluted	34,942	34,448	34,668	30,075
Diluted income per share	$0.41	$0.43	$1.88	$1.70

Note:

(1)          Certain amounts in the 2005 consolidated statements of operations have been reclassified to conform to the 2006 presentation. Included in these reclassifications are certain costs totaling $2.6 million and $15.6 million for the three and twelve months ended December 31, 2005, that have been reclassified from selling, general, and administrative expenses to cost of goods sold to conform to our accounting policies.  These reclassifications do not have any impact on net income and are immaterial to the consolidated statements of operations.

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ACCURIDE CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

	Pro Forma Results(1)
	Three Months Ended December 31,		Twelve Months Ended December 31,
(in thousands except per share data)	2006	2005(2)	2006	2005(2)

NET SALES	$344,887	$297,744	$1,408,155	$1,283,641
COST OF GOODS SOLD	299,027	250,995	1,211,258	1,076,985
GROSS PROFIT	45,860	46,749	196,897	206,656
OPERATING EXPENSES:
Selling, general and administrative	14,046	13,347	53,458	54,411
INCOME FROM OPERATIONS	31,814	33,402	143,439	152,245
OTHER INCOME (EXPENSE):
Interest income	1,089	134	1,976	556
Interest expense	(13,766)	(11,637)	(52,886)	(52,642)
Refinancing costs and loss on extinguishment of debt	—	—	—	(19,987)
Equity in earnings of affiliate	93	77	621	455
Other income (expense)—net	(267)	307	602	561
INCOME BEFORE INCOME TAXES	18,963	22,283	93,752	81,188
INCOME TAX PROVISION	4,643	7,401	28,619	28,762
NET INCOME	$14,320	$14,882	$65,133	$52,426
Weighted average common shares outstanding—basic	34,682	33,806	34,280	30,163
Basic income per share	$0.41	$0.44	$1.90	$1.74
Weighted average common shares outstanding—diluted	34,942	34,448	34,668	30,739
Diluted income per share	$0.41	$0.43	$1.88	$1.71

Note:

(1)          Pro forma results have been adjusted to give effect to the acquisition of TTI and related financings as if these events occurred on January 1, 2005.

(2)          Certain amounts in the 2005 pro forma consolidated statements of operations have been reclassified to conform to the 2006 presentation. Included in these reclassifications are certain costs totaling $2.6 million and $17.2 million for the three and twelve months ended December 31, 2005, that have been reclassified from selling, general, and administrative expenses to cost of goods sold to conform to our accounting policies.  These reclassifications do not have any impact on net income and are immaterial to the consolidated statements of operations.

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ACCURIDE CORPORATION

CONSOLIDATED ADJUSTED EBITDA

(UNAUDITED)

	Historical Results
	Three Months Ended December 31,		Twelve Months Ended December 31,
(in thousands)	2006	2005	2006	2005
NET INCOME	$14,320	$14,882	$65,133	$51,229
Net interest expense	12,677	11,503	50,910	71,117
Income tax expense	4,643	7,401	28,619	28,209
Depreciation and amortization	22,788	12,645	67,029	45,552
EBITDA	54,428	46,431	211,691	196,107
Restructuring, severance and other charges(2)	3,603	1,237	5,503	2,610
Items related to our credit agreement(3)	390	(307)	(58)	(565)
ADJUSTED EBITDA	$58,421	$47,361	$217,136	$198,152

	Pro Forma Results(1)
	Three Months Ended December 31,		Twelve Months Ended December 31,
(in thousands)	2006	2005	2006	2005
NET INCOME	$14,320	$14,882	$65,133	$52,426
Net interest expense	12,677	11,503	50,910	72,073
Income tax expense	4,643	7,401	28,619	28,762
Depreciation and amortization	22,788	12,645	67,029	47,156
EBITDA	54,428	46,431	211,691	200,417
Restructuring, severance and other charges(2)	3,603	1,237	5,503	2,610
Items related to our credit agreement(3)	390	(307)	(58)	(561)
ADJUSTED EBITDA	$58,421	$47,361	$217,136	$202,466

Note:

(1)          Pro forma results have been adjusted to give effect to the acquisition of TTI and related financings as if these events occurred on January 1, 2005.

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(2)          For the three months ended December 31, 2006, Adjusted EBITDA and pro forma Adjusted EBITDA represent net income before net interest expense, income tax expense, depreciation and amortization, plus (i) $0.2 million in other non-operating costs at our facility in Erie, Pennsylvania and (ii) $3.4 million in restructuring and pension curtailment costs associated with a reduction in the employee workforce at our facility in London, Ontario.  Item (i) and (ii) affected gross profit.  For the three months ended December 31, 2005, Adjusted EBITDA and pro forma Adjusted EBITDA represent net income before net interest expense, income tax expense, depreciation and amortization, plus (i) $0.1 million for fees related to the secondary stock offering completed in October 2005, (ii) $0.1 million for costs associated with the business interruption sustained at our facility in Cuyahoga Falls, Ohio, (iii) $0.7 million in pension curtailment costs at our facility in Rockford, Illinois, and (iv) $0.3 million related to exiting the tire-mold business at our facility in Erie, Pennsylvania.  Item (i) affected SG&A.  Items (ii), (iii) and (iv) affected gross profit.  For the twelve months ended December 31, 2006, Adjusted EBITDA and pro forma Adjusted EBITDA represent net income before net interest expense, income tax expense, depreciation and amortization, plus (i) $1.4 million in losses from the sale of the facility in Columbia, Tennessee, (ii) $0.7 million in costs related to the business interruption sustained at our facility in Erie, Pennsylvania, and (iii) $3.4 million in restructuring and pension curtailment costs associated with a reduction in the employee workforce at our facility in London, Ontario.  Items (i), (ii), and (iii) affected gross profit.  For the twelve months ended December 31, 2005, Adjusted EBITDA and pro forma Adjusted EBITDA represent net income before net interest expense, income tax expense, depreciation and amortization, plus (i) $1.8 million for costs related to the sale of inventory that has been adjusted to fair value, (ii) ($1.0) million for the insurance proceeds related to the business interruption sustained at our facility in Cuyahoga Falls, Ohio, (iii) $0.8 million for fees related to the secondary stock offering completed in October 2005, (iv) $0.1 million for costs associated with the business interruption sustained at our facility in Cuyahoga Falls, Ohio, (v) $0.7 million in pension related costs at our facility in Rockford, Illinois, and (vi) $0.3 million related to exiting the tire-mold business at our facility in Erie, Pennsylvania.  Item (iii) affected SG&A.  Items (i), (ii), (iv), (v) and (vi) affected gross profit.

(3)          Items related to our credit agreement refer to amounts utilized in the calculation of financial covenants in Accuride’s senior credit facility.  For the three months ended December 31, 2006, items related to our credit agreement consist of foreign currency losses and other income or expenses of $0.4 million.  For the three months ended December 31, 2005, items related to our credit agreement consist of foreign currency income and other income or expenses of $0.3 million.  For the twelve months ended December 31, 2006, items related to our credit agreement consist of foreign currency income and other income or expenses of $0.1 million.  For the twelve months ended December 31, 2005, items related to our credit agreement consist of foreign currency income and other income or expenses of $0.6 million.

Adjusted EBITDA is not intended to represent cash flow as defined by generally accepted accounting principles (“GAAP”) and should not be considered as an indicator of cash flow from operations.  Adjusted EBITDA represents net income before net interest expense, income tax (expense) benefit, depreciation and amortization plus non-recurring items.  However, other companies may calculate Adjusted EBITDA differently.  Accuride has included information concerning Adjusted EBITDA in this press release because Accuride’s management and our board of directors use it as a measure of our performance to internal business plans to which a significant portion of management incentive programs are based.  In addition, future investment and capital allocation decisions are based on Adjusted EBITDA.  Investors and industry analysts use Adjusted EBITDA to measure the Company’s performance to historic results and to the Company’s peer group.  The Company has historically provided the measure in previous press releases and believes it provides transparency and continuity to investors for comparable purposes.  Certain financial covenants in our borrowing arrangements are tied to similar measures.

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ACCURIDE CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

	December 31,	December 31,
(In thousands)	2006	2005

ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$110,204	$48,415
Customer and other receivables	142,665	141,921
Inventories, net	103,653	118,896
Supplies, net	22,124	17,426
Other current assets	19,594	25,599
Total current assets	398,240	352,257
PROPERTY, PLANT AND EQUIPMENT, net	300,806	317,972
OTHER ASSETS:
Goodwill and other assets	534,141	550,125
TOTAL	$1,233,187	$1,220,354
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$107,217	$114,990
Other current liabilities	79,682	82,596
Total current liabilities	186,899	197,586
LONG-TERM DEBT	642,725	697,725
OTHER LIABILITIES	139,981	149,300
STOCKHOLDERS’ EQUITY:
Total stockholders’ equity	263,582	175,743
TOTAL	$1,233,187	$1,220,354

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